Life On Earth, Inc. Adds Top Cannabis Compliance Expert To Its Board Of Directors

Aviva Spectrum CEO, Sonia Luna, To Join Company’s Board And To Chair Its Audit Committee

NEW YORK, New York- November 12, 2019- Life On Earth, Inc. (OTCQB: LFER) (the “Company”), announces that it has appointed to its board of directors Mrs. Sonia Luna, current Chief Executive Officer of Aviva Spectrum of Los Angeles, CA. Mrs. Luna’s background is in accounting, auditing, and compliance in the cannabis industry. She is recognized as one of the most accredited subject matter experts in the California cannabis industry. Her expertise is in accounting and auditing standards, as well as the regulatory requirements necessary for this industry. Mrs. Luna’s background includes newly minted “2018 California Cannabis Awards” winner as Best Accountant. She is founder and CEO of Aviva Spectrum, a leading cannabis accounting and compliance consulting firm in Los Angeles. Mrs. Luna was uniquely selected and appointed to serve as the accounting and auditing expert for the Securities Exchange Commissions’ Advisory Committee on Smaller & Emerging Growth Companies. She is currently active advisor to cannabis organizations such as WebJoint and a lead investor in ZZZNatural a leading cannabis company dedicated to solving sleep disorders using cannabis.

The Company’s Chief Executive Officer, Fernando Oswaldo Leonzo stated, “We’re excited about welcoming Sonia. Her expertise, knowledge, relationships and high level of scrutiny will be invaluable to us as we move beyond our restructuring phase and into our expansion phase into the Cannabis space. It is paramount for us to enhance the level of expertise regarding our accounting systems, corporate governance and of course, regulatory expertise. ”

Mrs. Sonia Luna, said in her statement, “I’m excited about this wonderful opportunity to leverage both my technical accounting skills along with my sales and marketing expertise to grow the organization. I look forward to providing tremendous value to our shareholders”

The Company’s President, Co-founder and fellow board member John Romagosa added to this statement, “The timing couldn’t be better as we move from negotiations to the due diligence phase of the current targeted acquisition candidates. Sonia will bring a level of scrutiny needed to ensure we acquire the highest quality, and more importantly, potentially profitable assets that will fulfill our B2C model milestones over the next 12 months.”

About Life On Earth, Inc.

Life on Earth, Inc. is a lifestyle company focused on growing its portfolio of brands within the cannabis industry. The Company’s focus is to build its brands and market share by having assets in the Business to Consumer (B2C) segment of the cannabis industry.

For more information, please visit our corporate website - www.lifeonearthinc.com

Investors and corporate inquiries, please contact: info@lifeonearthinc.com | (646) 844- 9897

Safe Harbor Act

Forward-Looking Statements: This release contains statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding the intent, belief or current expectations of Life on Earth, Inc. its directors or its officers with respect to, among other things: (i) financing plans; (ii) trends affecting its financial condition or results of operations; (iii) growth strategy and operating strategy.  The words “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements including those relating to the Company’s financing being adequate for the Company to place its products in retail stores, execute its acquisition strategy, and to launch its growth and expansion plans, among others, are not guarantees of future performance and involve risks and uncertainties, many of which are beyond Life on Earth, Inc.’s ability to control, and actual results may differ materially from those projected in the forward-looking statements as a result of various factors.  No information in this press release should be construed in any way whatsoever as an indication of Life on Earth, Inc.’s future revenues, financial performance or stock price.   More information about the potential factors that could affect the business and financial results is and will be included in Life on Earth, Inc.’s filings with the Securities and Exchange Commission at www.sec.gov.